Exhibit 15.2

中国北京市建国门外大街甲12号新华保险大厦 6 层 100022

6/F, NCI Tower, A12 Jianguomenwai Avenue, Beijing 100022, China

电话   Tel: +86 10 6569 3399   传真   Fax: +86 10 6569 3838

电邮   Email: beijing@tongshang.com   网址   Web: www.tongshang.com

March 15, 2021

Trip.com Group Limited

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Key Information — Risk Factors,” “Information on the Company — Business Overview — PRC Government Regulations,” “Major Shareholders and Related Party Transactions — Related Party Transactions” and “Financial Statements — Notes to the Consolidated Financial Statements” in Trip.com Group Limited’s Annual Report on Form 20-F for the year ended December 31, 2020, which will be filed with the Securities and Exchange Commission in the month of March 2021, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Trip.com Group Limited’s Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899 and No. 333-230297) that were filed on June 17, 2004, August 3, 2006, October 17, 2007 and June 22, 2017 and March 15, 2019, respectively, and Trip.com Group Limited’s Registration Statement on Form F-3 (No. 333-233938) that was filed on September 25, 2019.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices